U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: December 8, 2006



                         TIDELANDS OIL & GAS CORPORATION
             (Exact Name of registrant as specified in its Charter)




       Nevada                        0-29613                      66-0549380
----------------------         ------------------             ------------------
State of Incorporation         Commission File No.             I.R.S. Employer
                                                              Identification No.

1862 West Bitters Rd. San Antonio, TX                       78248
-----------------------------------------            ------------------
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, (   210   )      764       -     8642
                               -----------  -------------    -----------



                     (Registrant's former name and address)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17CFR 240-14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240-13e-4(c))





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Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2006, Michael Ward, President, Chief Executive Officer and member of the board of directors of Tidelands Oil & Gas Corporation (the "Company"), tendered his resignation from all Company positions, including all Company subsidiaries. The board of directors accepted Mr. Ward's resignation.

Mr. Ward stated the reasons prompting his resignation were based upon a material disagreement between himself and the other members of the Company's board of directors regarding current financial and operational governance, including the future direction of the Company.

The Board of Directors nominated James B. Smith, the Company's current Chief Financial Officer and member of the board of directors, to succeed Mr. Ward as the Company's President and Chief Executive Officer effective December 8, 2006. Mr. Smith will continue to serve the Company as Chief Financial Officer and member of the board of directors, but will not continue under the title Sr. Vice President.

Additionally, the board of directors nominated Ahmed Karim to the office of corporate Secretary. Mr. Karim is a member of the Company's board of directors.

Item 8.01 Other Events

The Company and Mr. Ward have entered into a Memorandum of Understanding concerning other matters associated with his resignation from the Company which are subject to formal written documentation. A summary of the key terms are as follows:

     (1) Mr. Ward will be obligated to pay all obligations owed to the Company, including but not limited to, the aircraft and stock subscription notes, on or before December 31, 2006.
     (2) The Company will pay Mr. Ward six months salary, according to the Company's pay schedule and costs of COBRA health insurance benefits during this period.
     (3) The Company will pay Mr. Ward any stock grants due under the terms of his employment agreement at the time definitive documents are executed.
     (4) Mr. Ward will assume all Company obligations with regard to the AT&T Center "Skybox" lease and if the lease does not allow for a full Company release, or if the AT&T Center does not release the Company, then Mr. Ward will provide a security interest for his performance under the terms of the lease with a default provision allowing the Company to resume use of the SkyBox.
     (5) The Company will entertain an offer, which may be made by Mr. Ward or an investor group to acquire Sonterra Energy Corporation and Tidelands Exploration & Production, Inc. subsidiaries. The Company will grant Mr. Ward a two year first right of refusal to meet or exceed any offer from a third party for either or both of these subsidiaries.
     (6) The final terms of an agreement containing the above items between Mr. Ward and the Company will be embodied in an agreement mutually acceptable to parties. Mr. Ward and the Company will endeavor to finalize such an agreement on, or before December 15, 2006.

It should be noted that the Company continues to operate the subsidiary corporations, Sonterra Energy Corporation and Tidelands Exploration & Production, Inc. Presently, the Company has no intent to sell, nor has it solicited any potential purchaser regarding these two subsidiaries. The Company will only entertain an offer to sell these subsidiary companies based on credible independent valuations which the board of directors, at the time of such offer, deems in the best interest of the Company and its shareholders, subject to compliance with applicable state and federal law.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 TIDELANDS OIL & GAS CORPORATION
Dated: December 11, 2006


                                                  /s/ James B. Smith
                                                 -------------------------------
                                                 By: James B. Smith
                                                 Title: President, CEO